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                              EXHIBIT 99(a)(16)


                                 STOCK POWER


     For Value Received, the undersigned does hereby sell, convey, assign, transfer and deliver unto LG Electronics Inc., a Korean corporation, TWO MILLION (2,000,000) shares of the common stock of Zenith Electronics Corporation, a Delaware corporation (the "Corporation"), standing in the undersigned's name on the books of the Corporation represented by Certificate No. B 158015 herewith, and does hereby irrevocably constitute and appoint The Bank of New York to transfer the said stock on the books of the Corporation with full power of substitution in the premises.



Dated:  March 3, 1998                           LC SEMICON CO., LTD.



                                                /s/  Bon Joon Koo
                                                -------------------------------
                                                LC Semicon Co., Ltd.
                                                Bon Joon Koo, President


Signature Guaranteed By

____________________________________



Accepted and Agreed this
3rd day of March, 1998

LG ELECTRONICS INC.



/s/  Cha Hong (John) Koo
____________________________________
Cha Hong (John) Koo, President